                                                                    Exhibit 99.1

NATIONAL CITY                                         NATIONAL CITY CORPORATION
                                                      1900 E. 9th St.
                                                      Cleveland, OH 44114-3484


NEWS RELEASE
For Immediate Release

Investor Contact:                                Media Contact:
Betsy Figgie                                     Amber Garwood
216-222-9849                                     216-222-8202
Betsy.Figgie@NationalCity.com                    Amber.Garwood@NationalCity.com


                       NATIONAL CITY REPORTS 2003 EARNINGS

     -    2003 NET INCOME $2.1 BILLION, $3.43 PER SHARE, BEST EVER

     -    FOURTH QUARTER NET INCOME $544 MILLION, $.88 PER SHARE

     - PRIOR PERIOD FINANCIAL RESULTS RESTATED RELATED TO APPLICATION OF FAS 133; NO MATERIAL IMPACT ON ENDING BALANCE SHEET OR CUMULATIVE EARNINGS

         CLEVELAND--January 15, 2004-- National City Corporation (NYSE: NCC) today reported record net income of $2.1 billion, or $3.43 per diluted share, for 2003, and announced that it will be restating certain previously reported periods as the result of discussions with the staff of the Securities and Exchange Commission (SEC) on the application of certain technical provisions of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (FAS 133), which governs when special hedge accounting is permitted to be applied.

         Net income for 2002, previously reported as $1.6 billion or $2.59 per diluted share, will be restated to $1.4 billion, or $2.35 per diluted share. Net income for 2001, previously reported as $1.4 billion, or $2.27 per diluted share, remains unchanged, but quarterly results within the year will be restated with no net effect for the year. In addition, net income for the first nine months of 2003, previously reported as $1.5 billion, or $2.42 per diluted share, will be restated to $1.6 billion, or $2.55 per diluted share. Quarterly results within each period will also be affected.

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

CHAIRMAN'S COMMENTS

         Chairman and CEO David A. Daberko commented, "While the need to restate prior periods is an unfortunate distraction, it does not change the fact that 2003 was a highly successful year for National City on several fronts. Obviously, crossing the $2 billion mark in net income represents a major milestone in the 159-year history of our company. This level of net income is reflective of strong performance in our mortgage and consumer lending businesses. At the same time, we have strengthened the balance sheet, seen dramatic improvements in credit quality, and gained market share in core deposits against our major competitors. Significant growth initiatives in Chicago, St. Louis, and several of our consumer lending businesses were undertaken as well. Not all of these accomplishments are reflected in current earnings, but they do bode well for strong fundamental performance going forward. While it is probably not possible for mortgage earnings in 2004 to match those of 2003, we expect to see very good growth in the rest of the company, specifically in our core middle-market, small business and consumer banking franchises."

RESTATEMENT OF EARNINGS

         The restatement is in response to comments from the staff of the SEC concerning the technical application of effectiveness tests under FAS 133 relating to hedging programs for mortgage servicing rights and loans held for sale. While not questioning the economic effectiveness of the hedging programs, the SEC staff believed that in some situations the contemporaneous testing evidence needed to be more robust than had been in place at the time in order to qualify for special hedge accounting under FAS 133. The restatement primarily changes the timing of recognition of changes in the fair value of loans held for sale and mortgage servicing rights in the financial statements, moving mortgage revenue and net income among several quarters and between years during the three-year period ended December 31, 2003. FAS 133 is a complex accounting standard subject to different interpretations relating to its application. The SEC staff had an interpretation different from that previously applied by National City. The change in application of the FAS 133 effectiveness tests had no effect on the economic results of hedging activities or cash flows for any period, and no significant impact to the balance sheet at December 31, 2003.


                                     (more)

         Further detail accompanies this release. Complete restated audited financial statements and notes for all three years will be included in Form 10-K for 2003, expected to be filed in the next few weeks.

         National City is modifying its effectiveness testing methods for 2004 pursuant to discussions with the SEC staff, but it is not possible to specify what the exact impact might be, other than increased potential for quarterly earnings volatility in periods of significant changes in interest rates. System enhancements initiated in 2002 and in place at year-end 2003 are expected to meet the more rigorous contemporaneous testing standards requested by the SEC. The actual hedging strategies themselves, which have been highly effective in economic terms, will not change.

         The remainder of this release covers the highlights of fourth quarter and full year 2003 financial results. All comparisons to prior periods are restated, where applicable.

NET INTEREST INCOME AND MARGIN

         Tax-equivalent net interest income was $1.0 billion for the fourth quarter, down 4% from 2002's fourth quarter, and net interest margin was 4.03%, versus 4.26% in 2002. For the year, net interest income was $4.4 billion, up 9% from the prior year, and net interest margin was 4.11% versus 4.34%. Net interest income throughout 2003 benefited from record levels of mortgage loans held for sale (mortgage warehouse), which peaked in the third quarter. As the mortgage warehouse continues to decline in the coming months, it is unlikely that growth in other earning assets, primarily portfolio loans, will immediately offset that decline, resulting in lower net interest income in the first half of 2004. Similarly, margins are likely to continue to narrow due to the prolonged effects of low interest rates on deposit spreads.

LOANS AND DEPOSITS

         Average portfolio loans for the fourth quarter increased 9% from the fourth quarter a year ago and 1% from the immediately preceding quarter, reflecting continued volume growth in consumer lending, in particular mortgage and home equity. Commercial loan volumes remained weak, with paydowns more than offsetting the impact of new business. Average core deposits, excluding mortgage banking escrow balances, grew for the 13th consecutive



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
quarter, averaging 9% higher in 2003 over 2002. The growth reflects both net new account acquisition and higher average balances per account.


FEES AND OTHER INCOME

         Fees and other income for the fourth quarter were $981 million, up sharply from both the year-ago quarter and the third quarter. For the year, fees and other income were $3.5 billion, up 42% from 2002. The most significant component of the increase was mortgage banking revenue, reflecting strong sales of mortgage loans and successful hedging strategies designed to protect the value of mortgage servicing assets. Deposit service charges and payment processing revenue were also strong.

NONINTEREST EXPENSE

         Noninterest expense was $1.0 billion for the fourth quarter, up from both the immediately preceding quarter and the same quarter a year ago, and included no major unusual items. For the year, noninterest expense was $4.1 billion, compared to $3.7 billion in 2002. While both years contained some unusual expense items, the higher expense levels in 2003 are generally reflective of strong loan origination and sales activity in the Corporation's mortgage-related businesses.

ASSET QUALITY

         The loan loss provision for the fourth quarter was $148 million, substantially equal to net loan charge-offs. For the year, the loan loss provision was $638 million and net loan charge-offs were $610 million, including $17 million of charge-offs recorded in the third quarter in connection with the transfer of approximately $950 million of portfolio loans into a held-for-sale classification. These loans, associated with the former Altegra nonconforming lending business, were sold in the fourth quarter for an amount approximately equal to their carrying value.

         Nonperforming assets, including nonaccrual loans and repossessed commercial and residential real estate, dropped to $657 million at December 31, 2003, from $756 million at the end of the third quarter and $817 million a year ago. The allowance for loan losses at year-end 2003 was $1.1 billion, or 1.42% of portfolio loans.

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

BALANCE SHEET

           At December 31, 2003, total assets were $114 billion, and stockholders' equity was $9.3 billion, 8.19% of assets. Tangible common equity as a percentage of tangible assets was 7.24%, up from 6.59% at the end of the third quarter and 6.00% a year ago. Total deposits were $64 billion, including core deposits of $59 billion. The Corporation repurchased 4.8 million shares of its common stock during the fourth quarter, bringing total repurchases for 2003 to 11.5 million shares.

         This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Corporation's ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation's business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Corporation's annual report on Form 10-K for the year ended December 31, 2002, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC's Web site at WWW.SEC.GOV or on the Corporation's Web site at WWW.NATIONALCITY.COM. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.



                                     (more)

         Mr. Daberko, along with Jeffrey D. Kelly, chief financial officer, and Robert J. Ondercik, chief credit officer, will host a conference call today at 11:00 a.m. (EDT) to discuss the fourth quarter earnings results and outlook. Interested parties may access the conference call by dialing 1-800-288-9626. The conference call and supplemental materials will also be accessible via the Corporation's Web site, WWW.NATIONALCITY.COM. The call will be open to the public with both media and individual investors invited to participate in a listen-only mode, with participants encouraged to call in approximately 15 minutes prior to the event.

         A replay of the conference call will be available at 2:30 p.m. (EDT), until midnight on January 20, 2004. The recording will be accessible at WWW.NATIONALCITY.COM and by telephone at 1-800-475-6701 (international 1-320-365-3844), passcode 705799.

ABOUT NATIONAL CITY
National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation's largest financial holding companies. The company operates through an extensive distribution network in Ohio, Illinois, Indiana, Kentucky, Michigan and Pennsylvania, and also serves customers in selected markets nationally. Its primary businesses include commercial and retail banking, consumer finance, asset management, mortgage financing and servicing, and payment processing. For more information about National City Corporation, visit the company's Web site at NationalCity.com.


                                     (more)

                                   Unaudited

                           National City Corporation
                       CONSOLIDATED FINANCIAL HIGHLIGHTS
                      (In millions, except per share data)
--------------------------------------------------------------------------------

                                                                                                         2003
                                                                            -----------------------------------------------------
                                                                                    4TH QTR      3RD QTR     2ND QTR      1ST QTR
                                                                            -----------------------------------------------------
EARNINGS
---------------------------------------------------------------------
Tax-equivalent interest income                                                      $1,416       $1,554      $1,528        $1,527
Interest expense                                                                       375          403         426           426
                                                                            -----------------------------------------------------
Tax-equivalent net interest income                                                   1,041        1,151       1,102         1,101
Provision for loan losses                                                              148          107         183           200
                                                                            -----------------------------------------------------
Tax-equivalent NII after provision for loan losses                                     893        1,044         919           901
Fees and other income - as restated                                                    981          484         981         1,103
Securities gains (losses), net                                                          10            5          32             -
Noninterest expense                                                                  1,045        1,008       1,026         1,009
                                                                            -----------------------------------------------------
Income before taxes and tax-equivalent adjustment - as restated                        839          525         906           995
Income taxes - as restated                                                             288          175         313           344
Tax-equivalent adjustment                                                                7            6           7             8
                                                                            -----------------------------------------------------
Net income - as restated                                                              $544         $344        $586          $643
                                                                            =====================================================
Effective tax rate - as restated                                                     34.6%        33.8%       34.8%         34.8%

PER COMMON SHARE
---------------------------------------------------------------------
Net income:
    Basic - as restated                                                               $.89         $.56        $.96         $1.05
    Diluted - as restated                                                              .88          .56         .94          1.05
Dividends paid                                                                         .32          .32        .305          .305
Book value - as restated                                                             15.39        14.89       14.72         14.05
Market value (close)                                                                 33.94        29.46       32.71         27.85
Average shares:
    Basic                                                                            607.6        613.6       612.1         611.5
    Diluted                                                                          612.7        619.0       618.4         615.6

EFFECT OF RESTATEMENT ON NET INCOME AND EPS
---------------------------------------------------------------------
Mortgage loans held for sale hedge program                                            $190        ($153)       ($49)         $237
Mortgage servicing rights hedge program                                               (145)          95           -             -
                                                                            -----------------------------------------------------
Net pretax effect of restatement on mortgage banking revenue (1)                       $45         ($58)       ($49)         $237
                                                                            =====================================================
Net after-tax effect of restatement (1)                                                $28         ($35)       ($31)         $147
                                                                            =====================================================
Cumulative effect on net income (2001 through 2003)                                   ($38)
                                                                            ===============
Net income - as originally reported                                                                $379        $617          $496
Adjustment for restatement                                                                          (35)        (31)          147
                                                                                             ------------------------------------
Net income - as restated                                                                           $344        $586          $643
                                                                                             ====================================
Diluted net income per share  - as originally reported                                             $.62        $.99          $.81
Adjustment for restatement                                                                         (.06)       (.05)          .24
                                                                                             ------------------------------------
Diluted net income per share - as restated                                                         $.56        $.94         $1.05
                                                                                             ====================================
PERFORMANCE RATIOS
---------------------------------------------------------------------
Return on average common equity - as restated                                       22.92%       14.78%      26.74%        30.61%
Return on average total equity - as restated                                         22.92        14.78       26.74         30.61
Return on average assets - as restated                                                1.89         1.10        1.97          2.24
Net interest margin                                                                   4.03         4.10        4.11          4.21
Efficiency ratio - as restated                                                       51.69        61.62       49.27         45.77

CREDIT QUALITY STATISTICS
---------------------------------------------------------------------
Net charge-offs                                                                       $151         $124        $164          $171
Provision for loan losses                                                              148          107         183           200
Loan loss allowance                                                                  1,125        1,130       1,147         1,128
Nonperforming assets                                                                   657          756         818           822
Annualized net charge-offs to average portfolio loans                                 .76%         .64%        .88%          .95%
Loan loss allowance to period-end portfolio loans                                     1.42         1.45        1.51          1.51
Loan loss allowance to nonperforming portfolio loans                                204.76       179.61      162.09        162.01
Loan loss allowance (period-end) to annualized net charge-offs                      189.04       228.68      174.07        163.10
Nonperforming assets to period-end portfolio loans
  and other nonperforming assets                                                       .83          .97        1.08          1.10


                                                                                                       2002
                                                                            -----------------------------------------------------
                                                                                    4TH QTR     3RD QTR     2ND QTR      1ST QTR
                                                                            -----------------------------------------------------
EARNINGS
---------------------------------------------------------------------
Tax-equivalent interest income                                                       $1,540      $1,451      $1,444       $1,511
Interest expense                                                                        459         472         473          506
                                                                            -----------------------------------------------------
Tax-equivalent net interest income                                                    1,081         979         971        1,005
Provision for loan losses                                                               159         169         165          189
                                                                            -----------------------------------------------------
Tax-equivalent NII after provision for loan losses                                      922         810         806          816
Fees and other income - as restated                                                     528         576         699          691
Securities gains (losses), net                                                          (17)          -          44           54
Noninterest expense                                                                   1,011         870         974          875
                                                                            -----------------------------------------------------
Income before taxes and tax-equivalent adjustment - as restated                         422         516         575          686
Income taxes - as restated                                                              136         161         193          232
Tax-equivalent adjustment                                                                 6           8           8            8
                                                                            -----------------------------------------------------
Net income - as restated                                                               $280        $347        $374         $446
                                                                            =====================================================
Effective tax rate - as restated                                                      32.7%       31.8%       34.0%        34.2%

PER COMMON SHARE
---------------------------------------------------------------------
Net income:
    Basic - as restated                                                                $.46        $.56        $.62         $.73
    Diluted - as restated                                                               .46         .56         .60          .73
Dividends paid                                                                         .305        .305        .295         .295
Book value - as restated                                                              13.35       13.25       12.99        12.61
Market value (close)                                                                  27.32       28.53       33.25        30.76
Average shares:
    Basic                                                                             611.9       611.6       609.3        607.8
    Diluted                                                                           616.0       617.9       616.8        614.0

EFFECT OF RESTATEMENT ON NET INCOME AND EPS
---------------------------------------------------------------------
Mortgage loans held for sale hedge program                                            ($162)       ($45)       ($30)           -
Mortgage servicing rights hedge program                                                   -           -           -            -
                                                                            -----------------------------------------------------
Net pretax effect of restatement on mortgage banking revenue (1)                      ($162)       ($45)       ($30)           -
                                                                            =====================================================
Net after-tax effect of restatement (1)                                               ($101)       ($27)       ($19)           -
                                                                            =====================================================
Cumulative effect on net income (2001 through 2003)

Net income - as originally reported                                                    $381        $374        $393         $446
Adjustment for restatement                                                             (101)        (27)        (19)           -
                                                                            -----------------------------------------------------
Net income - as restated                                                               $280        $347        $374         $446
                                                                            =====================================================
Diluted net income per share  - as originally reported                                 $.62        $.61        $.63         $.73
Adjustment for restatement                                                             (.16)       (.05)       (.03)           -
                                                                            -----------------------------------------------------
Diluted net income per share - as restated                                             $.46        $.56        $.60         $.73
                                                                            =====================================================
PERFORMANCE RATIOS
---------------------------------------------------------------------
Return on average common equity - as restated                                        13.41%      16.79%      19.05%       24.03%
Return on average total equity - as restated                                          13.41       16.79       19.05        24.03
Return on average assets - as restated                                                  .99        1.36        1.53         1.77
Net interest margin                                                                    4.26        4.34        4.42         4.36
Efficiency ratio - as restated                                                        62.80       55.98       58.33        51.58

CREDIT QUALITY STATISTICS
---------------------------------------------------------------------
Net charge-offs                                                                        $140        $120        $135         $181
Provision for loan losses                                                               159         169         165          189
Loan loss allowance                                                                   1,099       1,080       1,030        1,000
Nonperforming assets                                                                    817         852         793          716
Annualized net charge-offs to average portfolio loans                                  .78%        .69%        .80%        1.08%
Loan loss allowance to period-end portfolio loans                                      1.52        1.52        1.50         1.47
Loan loss allowance to nonperforming portfolio loans                                 156.42      144.44      146.42       153.84
Loan loss allowance (period-end) to annualized net charge-offs                       198.04      227.03      190.26       135.90
Nonperforming assets to period-end portfolio loans
  and other nonperforming assets                                                       1.13        1.20        1.15         1.05


                                                                                              FOR THE YEAR ENDED
                                                                           -----------------------------------------------------
                                                                                     2003              2002               2001
                                                                           -----------------------------------------------------
EARNINGS
---------------------------------------------------------------------
Tax-equivalent interest income                                                      $6,025            $5,946             $6,448
Interest expense                                                                     1,630             1,910              2,976
                                                                           -----------------------------------------------------
Tax-equivalent net interest income                                                   4,395             4,036              3,472
Provision for loan losses                                                              638               682                605
                                                                           -----------------------------------------------------
Tax-equivalent NII after provision for loan losses                                   3,757             3,354              2,867
Fees and other income - as restated                                                  3,549             2,494              2,533
Securities gains (losses), net                                                          47                81                145
Noninterest expense                                                                  4,088             3,730              3,345
                                                                           -----------------------------------------------------
Income before taxes and tax-equivalent adjustment - as restated                      3,265             2,199              2,200
Income taxes - as restated                                                           1,120               722                778
Tax-equivalent adjustment                                                               28                30                 34
                                                                           -----------------------------------------------------
Net income - as restated                                                            $2,117            $1,447             $1,388
                                                                           =====================================================
Effective tax rate - as restated                                                     34.6%             33.3%              35.9%

PER COMMON SHARE
---------------------------------------------------------------------
Net income:
    Basic - as restated                                                              $3.46             $2.37              $2.30
    Diluted - as restated                                                             3.43              2.35               2.27
Dividends paid                                                                        1.25              1.20               1.16
Book value - as restated
Market value (close)
Average shares:
    Basic                                                                            611.2             610.2              603.6
    Diluted                                                                          616.4             616.2              611.9

EFFECT OF RESTATEMENT ON NET INCOME AND EPS
---------------------------------------------------------------------
Mortgage loans held for sale hedge program                                            $225             ($237)                 -
Mortgage servicing rights hedge program                                                (50)                -                  -
                                                                           -----------------------------------------------------
Net pretax effect of restatement on mortgage banking revenue (1)                      $175             ($237)                 -
                                                                           =====================================================
Net after-tax effect of restatement (1)                                               $109             ($147)                 -
                                                                           =====================================================
Cumulative effect on net income (2001 through 2003)

Net income - as originally reported                                                                   $1,594             $1,388
Adjustment for restatement                                                                              (147)                 -
                                                                                           -------------------------------------
Net income - as restated                                                                              $1,447             $1,388
                                                                                           =====================================
Diluted net income per share  - as originally reported                                                 $2.59              $2.27
Adjustment for restatement                                                                              (.24)                 -
                                                                                           -------------------------------------
Diluted net income per share - as restated                                                             $2.35              $2.27
                                                                                           =====================================
PERFORMANCE RATIOS
---------------------------------------------------------------------
Return on average common equity - as restated                                       23.55%            18.14%             19.94%
Return on average total equity - as restated                                         23.55             18.14              19.90
Return on average assets - as restated                                                1.79              1.40               1.49
Net interest margin                                                                   4.11              4.34               4.09
Efficiency ratio - as restated                                                       51.46             57.12              55.70

CREDIT QUALITY STATISTICS
---------------------------------------------------------------------
Net charge-offs                                                                       $610              $576               $463
Provision for loan losses                                                              638               682                605
Loan loss allowance
Nonperforming assets
Annualized net charge-offs to average portfolio loans                                 .80%              .83%               .68%
Loan loss allowance to period-end portfolio loans
Loan loss allowance to nonperforming portfolio loans
Loan loss allowance (period-end) to annualized net charge-offs                      184.65            190.67             215.61
Nonperforming assets to period-end portfolio loans
  and other nonperforming assets


(1) The fourth quarter of 2003 includes the effects of not applying SFAS 133 hedge accounting to mortgage loans held for sale (pretax income reduction of $12.9 million) and modifying the testing methodology related to the mortgage servicing rights hedging program.

                                    UNAUDITED

                            NATIONAL CITY CORPORATION
                  CONSOLIDATED FINANCIAL HIGHLIGHTS (CONTINUED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------


                                                                                                2001
                                                                         ------------------------------------------------
                                                                          4TH QTR      3RD QTR       2ND QTR      1ST QTR
                                                                         ------------------------------------------------
EARNINGS
---------------------------------------------------------------------

Tax-equivalent interest income                                            $ 1,523      $ 1,623       $ 1,634      $ 1,668
Interest expense                                                              570          718           799          889
                                                                          -----------------------------------------------
Tax-equivalent net interest income                                            953          905           835          779
Provision for loan losses                                                     209          160           153           83
                                                                          -----------------------------------------------
Tax-equivalent NII after provision for loan losses                            744          745           682          696
Fees and other income - as restated                                           750          503           692          588
Securities gains (losses), net                                                 19           21            17           88
Noninterest expense                                                           885          815           840          805
                                                                          -----------------------------------------------
Income before taxes and tax-equivalent adjustment - as restated               628          454           551          567
Income taxes - as restated                                                    213          149           186          230
Tax-equivalent adjustment                                                       9            8             9            8
                                                                          -----------------------------------------------
Net income - as restated                                                  $   406      $   297       $   356      $   329
                                                                          -----------------------------------------------
Effective tax rate - as restated                                             34.4%        33.3%         34.4%        41.2%
                                                                          ===============================================
PER COMMON SHARE
---------------------------------------------------------------------
Net income:
    Basic - as restated                                                   $   .67      $   .49       $   .59      $   .55
    Diluted - as restated                                                     .66          .49           .58          .54
Dividends paid                                                               .295         .295          .285         .285
Book value - as restated                                                    12.15        11.77         11.52        11.18
Market value (close)                                                        29.24        29.95         30.78        26.75
Average shares:
    Basic                                                                   606.9        605.0         601.5        600.9
    Diluted                                                                 613.0        613.8         610.8        610.1

EFFECT OF RESTATEMENT ON NET INCOME AND EPS
---------------------------------------------------------------------
Mortgage loans held for sale hedge program                                $    94      $   (94)      $    10      $   (10)
Mortgage servicing rights hedge program                                      --           --            --           --
                                                                          -----------------------------------------------
Net pretax effect of restatement on mortgage banking revenue              $    94      $   (94)      $    10      $   (10)
                                                                          ===============================================
Net after-tax effect of restatement                                       $    59      $   (59)      $     6      $    (6)
                                                                          ===============================================
Net income - as originally reported                                       $   347      $   356       $   350      $   335
Adjustment for restatement                                                     59          (59)            6           (6)
                                                                          -----------------------------------------------
Net income - as restated                                                  $   406      $   297       $   356      $   329
                                                                          ===============================================
Diluted net income per share - as originally reported                     $   .57      $   .58       $   .57      $   .55
Adjustment for restatement                                                    .09         (.09)          .01         (.01)
                                                                          -----------------------------------------------
Diluted net income per share - as restated                                $   .66      $   .49       $   .58      $   .54
                                                                          ===============================================

PERFORMANCE RATIOS
---------------------------------------------------------------------
Return on average common equity - as restated                               22.07%       16.69%        20.86%       20.13%
Return on average total equity - as restated                                22.06        16.66         20.80        20.07
Return on average assets - as restated                                       1.64         1.25          1.55         1.52
Net interest margin                                                          4.25         4.20          3.98         3.92
Efficiency ratio - as restated                                              51.95        57.91         55.01        58.86

CREDIT QUALITY STATISTICS
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Net charge-offs                                                           $   147      $   140       $    93      $    83
Provision for loan losses                                                     209          160           153           83
Loan loss allowance                                                           997        1,008           990          930
Nonperforming assets                                                          658          649           509          447
Annualized net charge-offs to average portfolio loans                         .85%         .81%          .55%         .51%
Loan loss allowance to period-end portfolio loans                            1.47         1.46          1.46         1.39
Loan loss allowance to nonperforming portfolio loans                       167.90       171.85        216.75       230.12
Loan loss allowance (period-end) to annualized net charge-offs             170.37       182.63        266.34       275.62
Nonperforming assets to period-end portfolio loans
  and other nonperforming assets                                              .97          .94           .75          .67
